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BRUNSWICK TECHNOLOGIES INC.        43 Bibber Parkway          Tel: 207-729-7792
                                   Brunswick, Maine, USA      Fax: 207-729-7877

[LOGO]

CONTACTS:
Phil Harmon                                    Citigate Sard Verbinnen
Brunswick Technologies, Inc.                   David Reno/Andrew Cole
(207) 729-7792                                 (212) 687-8080



                           BRUNSWICK TECHNOLOGIES SAYS
                    INSTITUTIONAL SHAREHOLDER SERVICES (ISS)
                RECOMMENDS INVESTORS SUPPORT MANAGEMENT PROPOSALS
                                AT ANNUAL MEETING

                  ISS RECOMMENDS ELECTION OF BTI DIRECTORS AND
              APPROVAL OF PLAN TO AMEND 1997 EQUITY INCENTIVE PLAN;
             RECOMMENDS INVESTORS DISCARD VETROTEX "BLUE" PROXY CARD

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     BRUNSWICK, ME, MAY 12, 2000 - Brunswick Technologies, Inc. (Nasdaq: BTIC)
("BTI"), a leading manufacturer and innovative developer of composite reinforcements, said today that Institutional Shareholders Services ("ISS"), the world's leading provider of proxy advisory services, has recommended to investors that they support BTI management's proposals contained in management's proxy for the Company's annual meeting scheduled for May 16, 2000.

     ISS has recommended for the election of BTI's directors, the approval of a plan to amend the 1997 Equity Incentive Plan and ratification of PricewaterhouseCoopers LLP as the Company's independent auditors. ISS recommended that investors execute their votes on management's white proxy card.

     ISS further recommended that its clients discard the blue proxy card distributed by Vetrotex CertainTeed Corporation, a wholly-owned subsidiary of Compagnie de Saint Gobain, which is currently engaged in a unsolicited, hostile takeover attempt of BTI.

                                     -more-

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     "We are pleased that ISS, a reputable and independent proxy advisor, supports our proposals," said Martin S. Grimnes, Chairman and Chief Executive Officer of BTI. "We continue to believe that Saint-Gobain's opposition to our proposals is a thinly-veiled and self-serving effort to force their inadequate, unsolicited offer on BTI shareholders."

     Grimnes concluded, "With the assistance of our financial advisors, McDonald Investments, BTI's Board of Directors is continuing to aggressively explore strategic alternatives to enhance value for all of our shareholders. We will promptly report any developments resulting from these efforts."

     Examples of products manufactured with BTI engineered reinforcements include: ballistic armor, boats, snowboards, railcars, truck panels, wind blades, airframe structures, automotive parts, marine pilings, bridges, and offshore oil and gas production equipment. BTI has manufacturing facilities in the Maine, Texas and the UK.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Matters discussed in this news release, including any discussion of or impact, expressed or implied, on the Company's anticipated revenue growth, operating results and future earnings per share contain forward-looking statements (identified by the words "expect", "estimate", "project", "plans", "believe", and similar expressions) that involve known and unknown risks and uncertainties. For these statements the company claims the protection of the safe harbor of the private Securities Litigation Reform Act of 1995. The company's results may differ significantly from the results indicated by such forward-looking statements. The Company's future results are dependent upon general economic conditions, the availability of supplies of fiberglass, the ability to expand new and existing markets, competition from competing product lines from both fiberglass and non-fiberglass suppliers, the ability to manage growth in inventory, the stability of its customers' capital spending plans and the ability of the company to obtain necessary capital from time to time. These and other risks are detailed from time to time in the Company's SEC reports, including Form 10K for the year ended December 31, 1999.

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